UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2017

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2017, Qualys, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 34,946,442 shares of the Company’s common stock, or approximately 94.4% of the total shares entitled to vote. The voting results for each of the proposals considered at the Annual Meeting are provided below.

Proposal One – Election of Directors. The following nominees were elected as Class II directors to serve until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Donald R. Dixon	30,929,085	265,654	3,751,703
General Peter Pace	30,391,293	803,446	3,751,703

The Company’s Board of Directors is comprised of seven members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class III directors, Philippe F. Courtot and Jeffrey P. Hank, will expire at the Company’s 2018 annual meeting of stockholders. The term of the Company’s Class I directors, Sandra E. Bergeron, Todd P. Headley and Kristi M. Rogers, will expire at the Company’s 2019 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017 was ratified.

Votes For	Votes Against	Abstentions
34,917,887	24,031	4,524

Proposal Three – Advisory Approval of Executive Compensation. The executive compensation as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2017, was approved on an advisory and non-binding basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,983,350	1,193,052	18,337	3,751,703

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Bruce K. Posey
Bruce K. Posey Vice President, General Counsel and Corporate Secretary

Date: June 6, 2017